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                                                                    EXHIBIT 10.5


                               [COTT Letterhead]

February 18, 2002

Paul Richardson
Address
City, Ontario
Postal Code

Dear Paul:

RE:      EMPLOYMENT AGREEMENT AMENDMENT

Further to our recent discussion regarding your temporary relocation and assignment, I confirm the enhanced severance terms which will be applicable for the period specified below.

As you know, pursuant to the terms of the employment agreement which you entered into with Cott dated August 23, 1999 (the "Employment Agreement"), in the event your employment is terminated without cause, you will receive the aggregate of two times your annual salary and bonus paid or payable, plus the cash value of all benefits and prerequisites and the average of any remuneration received by you during the two years prior to the notice of termination being received by you.

As we have discussed, during the period commencing February 15, 2002 and lasting until three months(3) after your return from this assignment in England (the "Amendment Period"), the company has revised your entitlements pursuant to the Employment Agreement such that if your employment is terminated during the Amendment Period without cause, you shall receive the aggregate of three times your annual salary and bonus paid or payable plus the cash value of all benefits and prerequisites and the average of any other remuneration paid to you during the two years prior to your receiving that termination notice.

If your employment is terminated without cause while you are in the United Kingdom, Cott will reimburse you the costs which you incur in relocating back to Canada or the United States.

After your return from England, your entitlements upon termination shall revert back to those found in the original form of employment agreement dated October 23, 1999.

The remaining terms of the Employment Agreement are unchanged.


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Please sign your acknowledgement and your agreement with this addendum on a copy of this letter provided for that purpose and return the executed copy to me.

Yours very truly,


/s/ Colin D. Walker

Colin D. Walker
Senior Vice-President
Human Resources

Agreed to and accepted this        day of February, 2002.
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/s/ Paul Richardson
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Paul Richardson